EXHIBIT 10.30

                            STOCK OPTION AGREEMENT

     This Option Agreement (the "Agreement"), is made as of the 8th day of November, 1991, between Menley & James, Inc., a Delaware corporation (the "Company"), and the person signing this Agreement adjacent to the caption "Participant" on the signature page hereof, which person (the "Participant") is an employee or director of the Company or a Subsidiary. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Menley & James, Inc. Amended and Restated 1991 Stock Option Plan (the "Plan").

     WHEREAS, pursuant to the Plan, the Company desires to afford the Participant the opportunity to purchase shares of the Company's $0.01 par value Common Stock (the "Stock");

     NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. Grant of Options. The Company hereby grants to the Participant the right and option (the right to purchase any one share of Stock pursuant to this Plan being an "Option") to purchase an aggregate of _____ shares of Stock, such shares being subject to adjustment as provided in ARTICLE X of the Plan, and on the terms and conditions herein set forth.

     2. Purchase Price. The purchase price of each share of Stock covered by the Options shall be equal to $_____ per share.

     3. Term of Options. The term of the Options shall be for a period of ten (10) years from the Effective Date of the Plan.

     4. Vesting of Options. The Options, subject to the terms, conditions and limitations contained herein, shall vest and become exercisable during the three-year period commencing on the date of grant of such Options at the rates of thirty-three percent (33%), thirty-three percent (33%) and thirty-four percent (34%) on each respective anniversary of the date of grant.

     5. Termination of Employment. (a) In the event Participant's employment with the Company is terminated for reasons other than due to death, disability, or for cause, the Options shall remain exercisable for a period of up to three months after cessation of employment, to the extent they were exercisable at the time of cessation of employment. In the event the Participant's employment with the Company terminates by death or disability, the Options shall remain exercisable for a period of up to twelve months after cessation of employment, to the extent they were exercisable at the time of cessation of employment.



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          (b)  If a Participant's employment with the Company is terminated for cause, or, at the time of a Participant's voluntary termination the Company is entitled to terminate such Participant for cause, as defined in the Plan, all unexercised Options granted to such Participant shall lapse and be cancelled.

          In the case of a Participant who is a director of the Company, references to employment herein shall be deemed to refer to the director's service to the Company in such capacity.

     6. Transferability of Option. A Participant may not voluntarily or involuntarily sell, pledge, mortgage, hypothecate, give, transfer, create a security interest in, or a lien or trust (voting or otherwise) with respect to, or assign or otherwise encumber or dispose of any Option or any share of Stock issued upon the exercise of an Option except as expressly permitted pursuant to the Plan.

     7. No Rights as a Shareholder. The Participant shall have no rights as a shareholder with respect to any shares of Stock covered by the Options until the date of issuance of a stock certificate for such Stock. No adjustments, other than as provided in ARTICLE X of the Plan, shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions for which the record date is prior to the date such stock certificate is issued.

     8. Registration; Governmental Approval. Each Option granted herein is subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration, or qualification of shares of Stock issuable upon exercise of Options is required by any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of Options, or the issuance of shares of Stock, no shares of Stock shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Board.

     9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Options may be exercised by written notice to the Company at its offices located at Horsham, Pennsylvania. Such notice shall state the election to exercise Options and the number of shares of Stock in respect of which they are being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall either:

          (a) be accompanied by payment of the full purchase price of such shares of Stock, in which event the Company shall deliver a certificate or certificates representing such shares of Stock as soon as practicable after the notice shall be received; or



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          (b)  fix a date, not less than five (5) nor more than ten (10)
business days from the date such notice shall be received by the Company, for the payment of the full purchase price of such shares of Stock against delivery of a certificate or certificates representing such shares of Stock.

          Payment of such purchase price shall be made in United States dollars by certified check or bank cashier's check payable to the order of the Company, or by such other means as may be prescribed by the Committee in its sole discretion. The certificate or certificates for the shares of Stock as to which the Options shall have been so exercised shall be registered in the name of the person or persons so exercising the Options; or if the Options shall be exercised by the Participant, and if the Participant shall so request in the notice exercising the Options, such shares shall be registered in the name of the Participant and another person, as joint tenants with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons exercising the Options. All shares of Stock that shall be purchased upon the exercise of Options as provided herein shall be fully paid and non-assessable.

     10. Income Tax Withholding. Upon the exercise of an Option, in whole or in part, or, except where an election is made under Section 83(b) of the Code, upon such later date as the Stock acquired pursuant to such exercise ceases to be subject to a substantial risk of forfeiture under Section 83(c)(1) of the Code or ceases to be non-transferable within the meaning of
Section 83(c)(2) of the Code, the excess of the fair market value (determined as of the date of such exercise or such later date, as the case may be) of the Stock subject to the portion of the Option so exercised over the purchase price of such stock will be treated as compensation or other income subject to withholding for income tax purposes. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to an Option, including, but not limited to, deducting the amount of any such withholding taxes from the amount to be paid hereunder, whether in Stock or in cash, or from any other amount then or thereafter payable to the optionee, or requiring the Participant, his beneficiary or legal representative, to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations.

     11. Non-Qualified Options. The Options granted hereunder are not intended to be incentive stock options within the meaning of Section 422 of the Code.

     12. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.


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     13.   Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

     14. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

     15. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between discretionary terms and provisions of the Plan and the express provisions of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control.

     EXECUTED the day and year first written above.

                                       MENLEY & JAMES, INC.
COMPANY:
                                       By:________________________________
                                          Name:
                                          Title:

PARTICIPANT:
                                       By:________________________________
                                          Name:


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